Filed
In the Office of
The Secretary of
State of the State
Of Nevada               CERTIFICATE OF AMENDMENT OF
Mar 19 1998
No C 4581-98             ARTICLES OF INCORPORATION
Dean Heller    (Before Payment of Capital or Issuance of Stock)
Secretary of State

RICHARD W. HARRIS certifies that:

     1.  He is the original incorporator of Microbial Solutions
Inc., a Nevada corporation.

     2. The original Articles were filed in the Office of the Secretary of State on March 5, 1998.

     3. As of the date of this certificate, no stock of the corporation has been issued.

     4. He hereby adopts the following amendment to the Articles of Incorporation of this corporation:

     5. Capitalization. The amount of the total authorized capital of the corporation shall consist of ONE HUNDRED MILLION shares of common stock, having a par value of one-tenth of one cent ($ 0.001) each.


                                            /s/ Richard W. Harris
                                                RICHARD W. HARRIS

STATE OF NEVADA     )
                    )ss
COUNTY OF WASHOE    )

     On the 19th day of March, 1998, personally appeared before me, a Notary Public within and for said county, personally appeared RICHARD W. HARRIS, who acknowledged that he executed the foregoing Certificate of Amendment, and to me known or proved to be the person described in and who executed the same.


                                           /s/ Betty Carlson
                                               NOTARY PUBLIC

                                               Notarial Stamp

      CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                                 Filed C 4581-98
                                                   Mar 19 1998
                                                In the Office of
                                                  Dean Heller
                                               Secretary of State
We the undersigned President and Secretary of Microbial Solutions Inc., do certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 8th day of January, 1999, adopted a resolution to amend the original articles as follows:

Article I is hereby amended to read as follows:

The name of the corporation is Skinvisible, Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 8,200,000 common shares. Said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



/s/ Terry Howlett
President*

/s/ H. Thomson
Secretary

STATE OF NEVADA     )
                    )ss
COUNTY OF Clark     )

On February 25, 1999, personally appeared before me, Terry Howlett, who acknowledged that they executed the above instrument.


 Notary Stamp                                  /s/ Ann Marie Gibson
                                               Signature of Notary



*only the President's signature need be acknowledge.